EXHIBIT 99.1


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
McGaw, Inc.

We have audited the accompanying consolidated balance sheet of McGaw, Inc. as of December 31, 1993 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not separately presented in IVAX Corporation's Annual Report on Form 10-K for the year ended December 31, 1995). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McGaw, Inc. at December 31, 1993, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Orange County, California
March 25, 1994